SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2009

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

☐            Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2009, Conceptus, Inc. (“Conceptus”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with American Medical Systems, Inc. (“AMS”) pursuant to which Conceptus acquired the intellectual property assets of Ovion Inc., a wholly owned subsidiary of AMS (the “Acquisition”).  In connection with the Acquisition, AMS and Ovion Inc. released Conceptus from any future royalty obligations under that certain Settlement and License Agreement by and among Conceptus, Ovion Inc., William S. Tremulis and Jeffrey P. Callister, effective October 23, 2003.

As consideration for the assets acquired in the Acquisition, Conceptus paid to AMS $23,634,000 in cash.  The Asset Purchase Agreement contains customary representations, warranties and covenants, as well as a covenant from AMS that it will not compete with Conceptus in the field of permanent female sterilization for a period of five years and that it will not engage in the research, development, manufacture or sale of permanent female sterilization products consisting of a stent-like device delivered transcervically using a catheter for an additional four-year period.  The Asset Purchase Agreement also contains mutual indemnification obligations for, among other things, breach of any representation, warranty or covenant in the Asset Purchase Agreement.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

See disclosure in Item 1.01 above.

ITEM 7.01   REGULATION FD DISCLOSURE.

On October 5, 2009, Conceptus issued a press release announcing the transaction.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.

	By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated: October 5, 2009